UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 15, 2012 (June 12, 2012)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07     Submission of Matters to a Vote of Security Holders.

(a)      Brookdale Senior Living Inc. (the “Company”) held its annual meeting of stockholders on June 12, 2012.

(b)      Jeffrey R. Leeds, Mark J. Schulte and Dr. Samuel Waxman were reelected as Class III directors at the annual meeting, to hold office for a term of three years and until their respective successors are duly elected and qualified.  The terms of office of the following directors continued after the annual meeting:  Wesley R. Edens, Frank M. Bumstead, Jackie M. Clegg, Randal A. Nardone, James R. Seward and W.E. Sheriff.

The following votes were taken in connection with the election of directors at the annual meeting:

Director Nominees	Votes For	Withhold Authority	Broker Non-Votes
Jeffrey R. Leeds	81,964,504	28,556,540	5,559,373
Mark J. Schulte	56,209,333	54,311,711	5,559,373
Dr. Samuel Waxman	82,159,085	28,361,959	5,559,373

The proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the 2012 fiscal year was approved. The following votes were taken in connection with the proposal:

Proposal	Votes For	Votes Against	Abstentions	Broker Non- Votes
Ratification of the Audit Committee’s appointment of
Ernst & Young LLP as independent registered public
accounting firm for the Company for the 2012 fiscal year	107,504,198	8,474,088	102,131	—

At the annual meeting, the Company’s stockholders voted on an advisory basis to approve the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables). The following votes were taken in connection with the proposal:

Proposal	Votes For	Votes Against	Abstentions	Broker Non- Votes
Advisory vote to approve named executive officer
compensation	110,322,742	143,278	55,024	5,559,373

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	June 15, 2012	By:	/s/ T. Andrew Smith
		Name:	T. Andrew Smith
		Title:	Executive Vice President, General Counsel and Secretary